 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K

 CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 30, 2011

 A.P. Pharma, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33221	94-2875566
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

123 Saginaw Drive Redwood City CA	94063
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (650) 366-2626

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On March 30, 2011, A. P. Pharma, Inc. (the "Company") was notified by the NASDAQ Stock Market (NASDAQ) of its hearing panel’s determination to delist the Company’s common stock from NASDAQ effective at the close of market on March 31, 2011. The delisting was based on the Company’s non-compliance with NASDAQ’s minimum closing bid price rule and minimum stockholders’ equity requirement.  Beginning April 1, 2011, the Company’s common stock will be transferred from NASDAQ to the OTCQB, which is operated by OTC Markets, Inc. and will trade under the symbol APPA.

On March 31, 2011, the Company issued a press release announcing the NASDAQ Stock Market’s decision to delist the Company's common stock. A copy of the Company's press release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

ITEM 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.                                Document Description
      99.1                                Press Release of A.P. Pharma, Inc., dated March 31, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

A.P. Pharma, Inc.

Date: April 4, 2011	/s/ John B. Whelan
John B. Whelan
Acting Chief Executive Officer